EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for Fourth Quarter of 2017

Birmingham, Ala., Jan. 22, 2018 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ:SFBS), today announced earnings and operating results for the quarter and year ended December 31, 2017.

Fourth Quarter 2017 Highlights:

  Diluted EPS increased 13.2% from $1.52 to $1.72 year over year, while core diluted EPS increased 17.1% from $1.52 to $1.78
  Additional tax provision from the revaluation of net deferred tax assets resulting from Tax Cuts and Jobs Act reduced diluted EPS by $0.06 in the fourth quarter of 2017
  Loans and deposits increased 19% and 12%, respectively, year over year
  Loans and deposits increased 16% and 20%, respectively, for the fourth quarter on an annualized basis

Tom Broughton, President and CEO, said, “We are pleased to report a year of strong growth in net income and loan and deposit growth. Our business model continues to resonate with our clients because of its focus on service.” Bud Foshee, CFO, stated, “We believe we took advantage of tax law changes to the maximum advantage for our stockholders in the fourth quarter of 2017. We also continued our cost control efforts, evidenced by a consistently low efficiency ratio.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending December 31, 2017	Period Ending September 30, 2017	% Change From Period Ending September 30, 2017 to Period Ending December 31, 2017	Period Ending December 31, 2016	% Change From Period Ending December 31, 2016 to Period Ending December 31, 2017
QUARTERLY OPERATING RESULTS
Net Income	$21,150	$25,259	(16)%	$21,738	(3)%
Net Income Available to Common Stockholders	$21,119	$25,259	(16)%	$21,714	(3)%
Diluted Earnings Per Share	$0.39	$0.47	(17)%	$0.40	(3)%
Return on Average Assets	1.20%	1.55%		1.39%
Return on Average Common Stockholders' Equity	13.97%	17.28%		16.71%
Average Diluted Shares Outstanding	54,161,788	54,099,672		53,961,160

Core Net Income*	$24,424	$25,259	(3)%	$21,738	12%
Core Net Income Available to Common Stockholders*	$24,393	$25,259	(3)%	$21,714	12%
Core Diluted Earnings Per Share*	$0.45	$0.47	(4)%	$0.40	13%
Core Return on Average Assets*	1.39%	1.55%		1.39%
Core Return on Average Common Stockholders' Equity*	16.13%	17.28%		16.71%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$93,092			$81,479	14%
Net Income Available to Common Stockholders	$93,030			$81,432	14%
Diluted Earnings Per Share	$1.72			$1.52	13%
Return on Average Assets	1.43%			1.42%
Return on Average Common Stockholders' Equity	16.37%			16.63%
Average Diluted Shares Outstanding	54,123,957			53,608,372

Core Net Income*	$96,366			$81,479	18%
Core Net Income Available to Common Stockholders*	$96,304			$81,432	18%
Core Diluted Earnings Per Share*	$1.78			$1.52	17%
Core Return on Average Assets*	1.48%			1.42%
Core Return on Average Common Stockholders' Equity*	16.95%			16.63%

BALANCE SHEET
Total Assets	$7,082,384	$6,712,103	6%	$6,370,448	11%
Loans	5,851,261	5,628,765	4%	4,911,770	19%
Non-interest-bearing Demand Deposits	1,440,326	1,405,965	2%	1,281,605	12%
Total Deposits	6,091,674	5,796,901	5%	5,420,311	12%
Stockholders' Equity	607,604	590,213	3%	522,889	16%

* Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income $21.2 million and net income available to common stockholders of $21.1 million for the quarter ended December 31, 2017, compared to net income and net income available to common stockholders of $21.7 million for the same quarter in 2016. Basic and diluted earnings per common share were $0.40 and $0.39, respectively, for the fourth quarter of 2017, compared to $0.41 and $0.40, respectively, for the fourth quarter of 2016.

In December 2017, we revalued our net deferred tax assets and recorded additional income tax expense of $3.1 million as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act of 2017. We also incurred $347,000 of non-routine expenses associated with moving into our new headquarters building in Birmingham, Alabama. The additional tax provision and non-routine expenses totaled $3.3 million, net of taxes, and are considered non-core components of our earnings in this press release. Excluding such non-core components, core net income and core net income available to common stockholders was $24.4 for the quarter ended December 31, 2017.

Return on average assets was 1.20% and return on average equity was 13.97% for the fourth quarter of 2017, compared to 1.39% and 16.71%, respectively, for the fourth quarter of 2016. Core return on average assets was 1.39% and core return on average equity was 16.13% for the fourth quarter of 2017.

Net interest income was $61.4 million for the fourth quarter of 2017, compared to $58.4 million for the third quarter of 2017 and $49.1 million for the fourth quarter of 2016. The net interest margin in the fourth quarter of 2017 was 3.66%, a decrease of 11 basis points from the third quarter of 2017 and an increase of 36 basis points from the fourth quarter of 2016. The decrease in net interest income on a linked quarter basis is attributable to a $224.5 million increase in excess liquidity and a five basis point increase in average rates paid on deposits.

The Company’s held-to-maturity investment portfolio was transferred to available-for-sale during the fourth quarter of 2017 to provide the Company more flexibility managing its portfolio.

Average loans for the fourth quarter of 2017 were $5.72 billion, an increase of $276.8 million, or 5%, over average loans of $5.44 billion for the third quarter of 2017, and an increase of $1.01 billion, or 22%, over average loans of $4.70 billion for the fourth quarter of 2016.

Average total deposits for the fourth quarter of 2017 were $6.03 billion, an increase of $502.6 million, or 9%, over average total deposits of $5.53 billion for the third quarter of 2017, and an increase of $761.7 million, or 14%, over average total deposits of $5.27 billion for the fourth quarter of 2016.

Non-performing assets to total assets were 0.25% for the fourth quarter of 2017, a decrease of three basis points compared to 0.28% for the third quarter of 2017 and a decrease of nine basis points compared to 0.34% for the fourth quarter of 2016. Net credit charge-offs to average loans for the fourth quarter of 2017 were 0.56%, a 46 basis point increase compared to 0.10% for the third quarter of 2017 and a 47 basis point increase compared to 0.09% for the fourth quarter of 2016. Net credit charge-offs to average loans for the year ended December 31, 2017 were 0.29% compared to 0.11% in 2016. The increase in net credit charge-offs for the fourth quarter and full year of 2017 was primarily attributable to a $5.8 million charge-off on one commercial relationship. Accordingly, we recorded a $9.1 million provision for loan losses in the fourth quarter of 2017 compared to $4.8 million in the third quarter of 2017 and $4.1 million in the fourth quarter of 2016. The allowance for loan losses as a percentage of total loans was 1.02% at December 31, 2017 compared to 1.04% at September 30, 2017 and 1.06% at December 31, 2016. In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income for the fourth quarter of 2017 was $4.9 million, a decrease of $1.1 million, or 18%, from the fourth quarter of 2016. During the fourth quarter of 2016 we recognized a $1.3 million gain on the sale of fixed assets. Service charges on deposit accounts increased $124,000 while mortgage banking revenue decreased by approximately $150,000 in the fourth quarter of 2017 compared to the fourth quarter of 2016. Credit card income increased approximately $246,000, or 23%, during the fourth quarter of 2017 compared to the fourth quarter of 2016. Purchases on credit cards increased by 36% year over year.

Non-interest expense for the fourth quarter of 2017 decreased $782,000, or 4%, to $21.3 million from $22.0 million in the fourth quarter of 2016, and decreased $242,000, or 1%, on a linked quarter basis. Salary and benefit expense for the fourth quarter of 2017 increased $235,000, or 2%, to $11.4 million from $11.2 million in the fourth quarter of 2016, and decreased $1.0 million, or 8%, on a linked quarter basis. The linked-quarter decrease resulted from a $786,000 reversal of incentive bonuses accrued during the first three quarters of 2017. Equipment and occupancy expense decreased $311,000, or 16%, to $1.6 million for the fourth quarter of 2017 compared to $1.9 million for the fourth quarter of 2016. We accelerated depreciation on our remaining tenant improvements of our previous headquarters building in Birmingham starting at the beginning of 2016 up to June of 2017 in anticipation of our move to our new headquarters building. Professional service expenses decreased by $225,000, or 21%, to $833,000 for the fourth quarter of 2017 compared to $1.1 million for the fourth quarter of 2016, a result of lower legal expenses. Other operating expense for the fourth quarter of 2017 decreased $508,000, or 7%, to $6.2 million from $6.7 million in the fourth quarter of 2016. Included in the fourth quarter of 2016 other operating expense is a $1.2 million write-down of a tax credit investment.

Income tax expense increased $7.6 million to $14.9 million in the fourth quarter of 2017, compared to $7.3 million in the fourth quarter of 2016. We recognized $3.1 million of additional tax expense as a result of revaluing our net deferred tax assets as of December 31, 2017 in connection with the Tax Cuts and Jobs Act passed into law in December 2017. We also recognized a $2.5 million federal tax credit during the fourth quarter of 2016. We recognized excess tax benefits from the exercise and vesting of stock options and restricted stock of $351,000 in the fourth quarter of 2017, compared to $54,000 in the fourth quarter of 2016.

Final financial results and other disclosures will be reported in our Annual Report on Form 10-K for the year ended December 31, 2017, and may differ materially from the results and disclosures in this press release due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

We recorded $3.1 million of additional tax expense as a result of revaluing our net deferred tax assets at December 31, 2017 due to lower corporate income tax rates provided by the Tax Cuts and Jobs Act passed into law in December 2017. We also recorded expenses of $347,000 related to terminating the lease agreement on our previous headquarters building in Birmingham, Alabama and expenses of moving into our new headquarters building. Core financial measures included in this press release are “core net income,” “core net income available to common stockholders,” “core diluted earnings per share,” “core return on average assets,” and “core return on average common stockholders’ equity.” Each of these five core financial measures excludes the impact of the non-routine expenses attributable to our net deferred tax asset revaluation, lease termination and moving expenses, and are all considered non-GAAP financial measures. In addition to these financial measures adjusting for non-routine expenses, this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015. We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation tables provide a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Return on average assets - GAAP	1.20%	1.43%
Net income - GAAP	$21,150	$93,092
Adjustments:
Revaluation of net deferred tax assets	3,059	3,059
Lease termination and moving expenses	347	347
Tax (benefit) of adjustments	(132)	(132)
Core net income - non-GAAP*	$24,424	$96,366
Average assets	$6,988,731	$6,495,067
Core return on average assets - non-GAAP*	1.39%	1.48%

Return on average common stockholders' equity - GAAP	13.97%	16.37%
Net income available to common stockholders - GAAP	$21,119	$93,030
Adjustments:
Revaluation of net deferred tax assets	3,059	3,059
Lease termination and moving expenses	347	347
Tax (benefit) of adjustments	(132)	(132)
Core net income available to common stockholders - non-GAAP*	$24,393	$96,304
Average common stockholders' equity	$599,947	$568,228
Core return on average common stockholders' equity - non-GAAP*	16.13%	16.95%

Diluted earnings per share - GAAP	$0.39	$1.72
Weighted average shares outstanding, diluted - GAAP	54,161,788	54,123,957
Core diluted earnings per share - non-GAAP*	$0.45	$1.78

	At December 31, 2017	At September 30, 2017	At June 30, 2017	At March 31, 2017	At December 31, 2016
Book value per share - GAAP	$11.47	$11.14	$10.72	$10.32	$9.93
Total common stockholders' equity - GAAP	607,604	590,213	567,086	545,148	522,889
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,719	14,787	14,855	14,924	14,996
Tangible common stockholders' equity - non-GAAP	$592,885	$575,426	$552,231	$530,224	$507,893
Tangible book value per share - non-GAAP	$11.19	$10.86	$10.44	$10.04	$9.65

Stockholders' equity to total assets - GAAP	8.58%	8.79%	8.96%	8.60%	8.21%
Total assets - GAAP	$7,082,384	$6,712,103	$6,329,599	$6,336,165	$6,370,448
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,719	14,787	14,855	14,924	14,996
Total tangible assets - non-GAAP	$7,067,665	$6,697,316	$6,314,744	$6,321,241	$6,355,452
Tangible common equity to total tangible assets - non-GAAP	8.39%	8.59%	8.75%	8.39%	7.99%

* Core measures exclude non-routine expenses during the comparative periods presented in this press release as more fully described in “GAAP Reconciliation and Management Explanation on Non-GAAP Financial Measures” above.

Conference Call

ServisFirst Bancshares, Inc. will host a live audio webcast to discuss earnings and results on Monday, January 22, 2018 beginning at 5:15 p.m. ET. You may access the webcast at https://services.choruscall.com/links/sfbs180122.html. The webcast will be available until February 2, 2018.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016
CONSOLIDATED STATEMENT OF INCOME
Interest income	$72,060	$67,641	$63,538	$59,517	$56,200
Interest expense	10,652	9,245	7,971	7,465	7,091
Net interest income	61,408	58,396	55,567	52,052	49,109
Provision for loan losses	9,055	4,803	4,381	4,986	4,075
Net interest income after provision for loan losses	52,353	53,593	51,186	47,066	45,034
Non-interest income	4,905	4,790	4,805	4,546	6,039
Non-interest expense	21,255	21,497	21,875	21,267	22,037
Income before income tax	36,003	36,886	34,116	30,345	29,036
Provision for income tax	14,853	11,627	9,952	7,826	7,298
Net income	21,150	25,259	24,164	22,519	21,738
Preferred stock dividends	31	-	31	-	24
Net income available to common stockholders	$21,119	$25,259	$24,133	$22,519	$21,714
Earnings per share - basic	$0.40	$0.48	$0.46	$0.43	$0.41
Earnings per share - diluted	$0.39	$0.47	$0.45	$0.42	$0.40
Average diluted shares outstanding	54,161,788	54,099,672	54,100,604	54,133,722	53,961,160

CONSOLIDATED BALANCE SHEET DATA
Total assets	$7,082,384	$6,712,103	$6,329,599	$6,336,165	$6,370,448
Loans	5,851,261	5,628,765	5,343,688	5,151,984	4,911,770
Debt securities	538,330	522,724	518,065	526,023	484,939
Non-interest-bearing demand deposits	1,440,326	1,405,965	1,373,353	1,292,440	1,281,605
Total deposits	6,091,674	5,796,901	5,394,810	5,361,532	5,420,311
Borrowings	64,832	54,975	55,075	55,169	55,262
Stockholders' equity	$607,604	$590,213	$567,086	$545,148	$522,889

Shares outstanding	52,992,586	52,970,310	52,909,362	52,812,396	52,636,896
Book value per share	$11.47	$11.14	$10.72	$10.32	$9.93
Tangible book value per share (1)	$11.19	$10.86	$10.44	$10.04	$9.65

SELECTED FINANCIAL RATIOS
Net interest margin	3.66%	3.77%	3.77%	3.53%	3.30%
Return on average assets	1.20%	1.55%	1.55%	1.45%	1.39%
Return on average common stockholders' equity	13.97%	17.28%	17.36%	17.09%	16.71%
Efficiency ratio	32.05%	34.02%	36.23%	37.58%	39.96%
Non-interest expense to average earning assets	1.26%	1.38%	1.47%	1.43%	1.46%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	9.51%	9.60%	9.72%	9.67%	9.78%
Tier 1 capital to risk-weighted assets	9.52%	9.61%	9.73%	9.68%	9.78%
Total capital to risk-weighted assets	11.52%	11.51%	11.67%	11.66%	11.84%
Tier 1 capital to average assets	8.51%	8.91%	8.88%	8.46%	8.22%
Tangible common equity to total tangible assets (1)	8.39%	8.59%	8.75%	8.39%	7.99%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2017	December 31, 2016	% Change
ASSETS
Cash and due from banks	$86,213	$56,855	52%
Interest-bearing balances due from depository institutions	151,849	566,707	(73)%
Federal funds sold	239,524	160,435	49%
Cash and cash equivalents	477,586	783,997	(39)%
Available for sale debt securities, at fair value	538,080	422,375	27%
Held to maturity debt securities (fair value of $250 and $63,302 at
December 31, 2017 and 2016, respectively)	250	62,564	(100)%
Restricted equity securities	1,034	1,024	1%
Mortgage loans held for sale	4,459	4,675	(5)%
Loans	5,851,261	4,911,770	19%
Less allowance for loan losses	(59,406)	(51,893)	14%
Loans, net	5,791,855	4,859,877	19%
Premises and equipment, net	58,900	40,314	46%
Goodwill and other identifiable intangible assets	14,719	14,996	(2)%
Other assets	195,501	180,626	8%
Total assets	$7,082,384	$6,370,448	11%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,440,326	$1,281,605	12%
Interest-bearing	4,651,348	4,138,706	12%
Total deposits	6,091,674	5,420,311	12%
Federal funds purchased	301,797	355,944	(15)%
Other borrowings	64,832	55,262	17%
Other liabilities	16,477	16,042	3%
Total liabilities	6,474,780	5,847,559	11%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001
(liquidation preference $1,000), net of discount; no shares authorized,
no shares issued or outstanding at December 31, 2017 and 2016	-	-	-%
Preferred stock, par value $0.001 per share; 1,000,000 shares authorized and
undesignated at December 31, 2017 and 2016	-	-	-%
Common stock, par value $0.001 per share; 100,000,000 shares authorized;
52,992,586 shares issued and outstanding at December 31, 2017 and
52,636,896 shares issued and outstanding at December 31, 2016	53	53	-%
Additional paid-in capital	217,693	215,932	1%
Retained earnings	389,597	307,151	27%
Accumulated other comprehensive income	(241)	(624)	(61)%
Noncontrolling interest	502	377	33%
Total stockholders' equity	607,604	522,889	16%
Total liabilities and stockholders' equity	$7,082,384	$6,370,448	11%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Interest income:
Interest and fees on loans	$67,357	$52,533	$246,682	$200,463
Taxable securities	2,468	1,604	9,117	5,343
Nontaxable securities	702	785	2,948	3,300
Federal funds sold	508	377	1,693	1,007
Other interest and dividends	1,025	901	2,316	2,789
Total interest income	72,060	56,200	262,756	212,902
Interest expense:
Deposits	8,954	5,817	28,831	20,169
Borrowed funds	1,698	1,274	6,502	5,636
Total interest expense	10,652	7,091	35,333	25,805
Net interest income	61,408	49,109	227,423	187,097
Provision for loan losses	9,055	4,075	23,225	13,398
Net interest income after provision for loan losses	52,353	45,034	204,198	173,699
Non-interest income:
Service charges on deposit accounts	1,499	1,375	5,702	5,355
Mortgage banking	894	1,044	3,835	3,725
Credit card income	1,298	1,052	4,815	3,207
Securities gains (losses)	-	-	-	(3)
Increase in cash surrender value life insurance	797	745	3,131	2,794
Other operating income	417	1,823	1,563	3,034
Total non-interest income	4,905	6,039	19,046	18,112
Non-interest expense:
Salaries and employee benefits	11,432	11,197	47,604	43,955
Equipment and occupancy expense	1,566	1,877	8,018	7,985
Professional services	833	1,058	3,217	3,977
FDIC and other regulatory assessments	1,030	1,072	3,918	3,400
Other real estate owned expense	160	91	323	759
Other operating expense	6,234	6,742	22,814	20,917
Total non-interest expense	21,255	22,037	85,894	80,993
Income before income tax	36,003	29,036	137,350	110,818
Provision for income tax	14,853	7,298	44,258	29,339
Net income	21,150	21,738	93,092	81,479
Dividends on preferred stock	31	24	62	47
Net income available to common stockholders	$21,119	$21,714	$93,030	$81,432
Basic earnings per common share	$0.40	$0.41	$1.76	$1.55
Diluted earnings per common share	$0.39	$0.40	$1.72	$1.52

LOANS BY TYPE (UNAUDITED)
(In thousands)

	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016
Commercial, financial and agricultural	$2,279,366	$2,223,910	$2,123,498	$2,061,503	$1,982,267
Real estate - construction	580,874	467,838	395,398	345,777	335,085
Real estate - mortgage:
Owner-occupied commercial	1,328,666	1,323,383	1,272,659	1,262,578	1,171,719
1-4 family mortgage	603,063	593,180	565,121	554,261	536,805
Other mortgage	997,079	962,690	931,788	872,955	830,683
Subtotal: Real estate - mortgage	2,928,808	2,879,253	2,769,568	2,689,794	2,539,207
Consumer	62,213	57,764	55,224	54,910	55,211
Total loans	$5,851,261	$5,628,765	$5,343,688	$5,151,984	$4,911,770

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016
Allowance for loan losses:
Beginning balance	$58,459	$55,059	$53,892	$51,893	$48,933
Loans charged off:
Commercial, financial and agricultural	7,064	924	3,067	2,855	1,059
Real estate - construction	-	16	40	-	-
Real estate - mortgage	1,134	550	106	266	45
Consumer	137	65	33	75	82
Total charge offs	8,335	1,555	3,246	3,196	1,186
Recoveries:
Commercial, financial and agricultural	64	67	16	190	10
Real estate - construction	126	12	14	16	12
Real estate - mortgage	26	59	2	2	46
Consumer	11	14	-	1	3
Total recoveries	227	152	32	209	71
Net charge-offs	8,108	1,403	3,214	2,987	1,115
Provision for loan losses	9,055	4,803	4,381	4,986	4,075
Ending balance	$59,406	$58,459	$55,059	$53,892	$51,893

Allowance for loan losses to total loans	1.02%	1.04%	1.03%	1.05%	1.06%
Allowance for loan losses to total average
loans	1.04%	1.07%	1.05%	1.08%	1.10%
Net charge-offs to total average loans	0.56%	0.10%	0.25%	0.24%	0.09%
Provision for loan losses to total average
loans	0.63%	0.35%	0.34%	0.40%	0.34%
Nonperforming assets:
Nonaccrual loans	$10,765	$12,356	$9,963	$12,084	$10,624
Loans 90+ days past due and accruing	60	2,506	1,016	16	6,263
Other real estate owned and
repossessed assets	6,701	3,888	3,891	5,102	4,988
Total	$17,526	$18,750	$14,870	$17,202	$21,875

Nonperforming loans to total loans	0.19%	0.26%	0.21%	0.23%	0.34%
Nonperforming assets to total assets	0.25%	0.28%	0.23%	0.27%	0.34%
Nonperforming assets to earning assets	0.25%	0.29%	0.24%	0.28%	0.35%
Reserve for loan losses to nonaccrual loans	551.84%	473.12%	552.63%	445.98%	488.45%

Restructured accruing loans	$16,919	$12,700	$12,716	$536	$558

Restructured accruing loans to total loans	0.29%	0.23%	0.24%	0.01%	0.01%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016
Beginning balance:	$16,354	$16,370	$7,269	$7,292	$6,738
Additions	4,233	-	12,716	-	-
Removal from TDR	-	-	(535)	-	-
Net (paydowns) / advances	(15)	(16)	(1,380)	(23)	554
Charge-offs	-	-	(1,700)	-	-
	$20,572	$16,354	$16,370	$7,269	$7,292

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016
Interest income:
Interest and fees on loans	$67,357	$63,857	$59,912	$55,556	$52,533
Taxable securities	2,468	2,288	2,274	2,087	1,604
Nontaxable securities	702	729	752	765	785
Federal funds sold	508	379	287	519	377
Other interest and dividends	1,025	388	313	590	901
Total interest income	72,060	67,641	63,538	59,517	56,200
Interest expense:
Deposits	8,954	7,574	6,321	5,982	5,817
Borrowed funds	1,698	1,671	1,650	1,483	1,274
Total interest expense	10,652	9,245	7,971	7,465	7,091
Net interest income	61,408	58,396	55,567	52,052	49,109
Provision for loan losses	9,055	4,803	4,381	4,986	4,075
Net interest income after provision for loan losses	52,353	53,593	51,186	47,066	45,034
Non-interest income:
Service charges on deposit accounts	1,499	1,467	1,382	1,354	1,375
Mortgage banking	894	978	1,064	899	1,044
Credit card income	1,298	1,149	1,189	1,179	1,052
Increase in cash surrender value life insurance	797	825	785	724	745
Other operating income	417	371	385	390	1,823
Total non-interest income	4,905	4,790	4,805	4,546	6,039
Non-interest expense:
Salaries and employee benefits	11,432	12,428	12,031	11,713	11,197
Equipment and occupancy expense	1,566	1,947	2,265	2,250	1,877
Professional services	833	805	808	771	1,058
FDIC and other regulatory assessments	1,030	810	1,081	997	1,072
Other real estate owned expense	160	31	56	76	91
Other operating expense	6,234	5,476	5,634	5,460	6,742
Total non-interest expense	21,255	21,497	21,875	21,267	22,037
Income before income tax	36,003	36,886	34,116	30,345	29,036
Provision for income tax	14,853	11,627	9,952	7,826	7,298
Net income	21,150	25,259	24,164	22,519	21,738
Dividends on preferred stock	31	-	31	-	24
Net income available to common stockholders	$21,119	$25,259	$24,133	$22,519	$21,714
Basic earnings per common share	$0.40	$0.48	$0.46	$0.43	$0.41
Diluted earnings per common share	$0.39	$0.47	$0.45	$0.42	$0.40

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	4th Quarter 2017		3rd Quarter 2017		2nd Quarter 2017		1st Quarter 2017		4th Quarter 2016
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$5,680,227	4.68%	$5,407,109	4.66%	$5,192,812	4.60%	$4,976,933	4.50%	$4,676,565	4.45%
Tax-exempt (2)	36,992	4.95	33,357	5.17	41,143	4.92	27,322	4.72	26,344	4.74
Total loans, net of
unearned income	5,717,219	4.68	5,440,466	4.66	5,233,955	4.60	5,004,255	4.51	4,702,909	4.45
Mortgage loans held for sale	6,199	3.52	4,862	3.51	5,958	3.90	5,637	4.10	6,271	3.36
Debt securities:
Taxable	406,488	2.43	385,431	2.37	389,505	2.34	368,349	2.27	295,608	2.17
Tax-exempt (2)	128,201	3.27	131,478	3.34	133,590	3.38	132,578	3.45	134,748	3.54
Total securities (3)	534,689	2.63	516,909	2.62	523,095	2.60	500,927	2.58	430,356	2.60
Federal funds sold	143,905	1.40	111,175	1.35	98,598	1.17	234,460	0.90	242,211	0.62
Restricted equity securities	1,030	1.93	1,030	3.47	1,030	10.51	1,030	1.57	3,042	8.24
Interest-bearing balances with banks	310,289	1.31	118,510	1.27	109,909	1.04	295,648	0.80	601,143	0.55
Total interest-earning assets	$6,713,331	4.29%	$6,192,952	4.37%	$5,972,545	4.30%	$6,041,957	4.03%	$5,985,932	3.77%
Non-interest-earning assets:
Cash and due from banks	68,444		65,457		68,894		59,697		55,593
Net premises and equipment	57,320		54,727		49,813		44,739		30,421
Allowance for loan losses, accrued
interest and other assets	149,636		151,786		143,286		138,289		140,721
Total assets	$6,988,731		$6,464,922		$6,234,538		$6,284,682		$6,212,667

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$899,334	0.46%	$800,437	0.42%	$779,916	0.39%	$789,273	0.38%	$735,115	0.37%
Savings	49,697	0.31	48,313	0.30	48,150	0.30	50,461	0.33	51,845	0.32
Money market	3,065,298	0.80	2,774,061	0.74	2,567,817	0.64	2,694,225	0.58	2,669,513	0.56
Time deposits	576,010	1.16	546,020	1.10	537,220	1.06	530,000	1.02	527,100	1.00
Total interest-bearing deposits	4,590,339	0.77	4,168,831	0.72	3,933,103	0.64	4,063,959	0.60	3,983,573	0.58
Federal funds purchased	271,248	1.37	282,806	1.34	336,344	1.11	359,747	0.86	353,029	0.63
Other borrowings	60,829	4.98	55,034	5.17	55,130	5.22	55,239	5.26	55,315	5.16
Total interest-bearing liabilities	$4,922,416	0.86%	$4,506,671	0.81%	$4,324,577	0.74%	$4,478,945	0.68%	$4,391,917	0.64%
Non-interest-bearing liabilities:
Non-interest-bearing
demand	1,444,338		1,363,207		1,338,514		1,254,496		1,289,448
Other liabilities	22,030		15,070		13,739		16,809		14,399
Stockholders' equity	599,754		578,626		556,521		535,232		514,245
Unrealized gains on securities and
derivatives	193		1,348		1,187		(800)		2,658
Total liabilities and
stockholders' equity	$6,988,731		$6,464,922		$6,234,538		$6,284,682		$6,212,667
Net interest spread		3.43%		3.56%		3.56%		3.35%		3.13%
Net interest margin		3.66%		3.77%		3.77%		3.53%		3.30%

(1)							Average loans include loans on which the accrual of interest has been discontinued.
(2)							Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.
(3)							Average net unrealized gains or losses on available-for-sale debt securities are excluded from the yield calculation.